CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF TRUST
OF
OLD MUTUAL FUNDS III


      This Certificate of Amendment amends the Certificate of Trust of Old Mutual Funds III (the "Trust") filed with the State of Delaware on November
 21, 2007
      (the "Certificate").
1.	The Certificate is hereby amended as follows:
ARTICLE II
 The name and business address of at least one of the Trustees meeting the requirements of 3801 of the Act:
Julian F. Sluyters
4643 South Ulster Street, Suite 600
Denver, Colorado  80237

John R. Bartholdson
4643 South Ulster Street, Suite 600
Denver, Colorado  80237



Jettie M. Edwards
4643 South Ulster Street, Suite 600
Denver, Colorado  80237

Robert M. Hamje
4643 South Ulster Street, Suite 600
Denver, Colorado  80237



Jarrett B. Kling
4643 South Ulster Street, Suite 600
Denver, Colorado  80237

Albert A. Miller
4643 South Ulster Street, Suite 600
Denver, Colorado  80237



L. Kent Moore
4643 South Ulster Street, Suite 600
Denver, Colorado  80237

Thomas M. Turpin
4643 South Ulster Street, Suite 600
Denver, Colorado  80237



Leigh A. Wilson
4643 South Ulster Street, Suite 600
Denver, Colorado  80237



2.	This Certificate of Amendment shall become effective upon its filing with the State of Delaware.
      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 20th day of February, 2008.


/s/ Julian F. Sluyters
Julian F. Sluyters
Trustee